INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of HEICO Corporation on Form S-8 of our report dated December 29, 1995, appearing in the Annual Report on Form 10-K of HEICO Corporation for the year ended October 31, 1995.



DELOITTE & TOUCHE LLP
Miami, Florida

July 11, 1996